UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 20, 2009

Mellanox Technologies, Ltd.
__________________________________________
(Exact name of registrant as specified in its charter)

Israel	001-33299	980233400
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Hermon Building, Yokneam,		20692
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	972-4-909-7200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

On July 20, 2009, Mellanox Technologies, Ltd. (the "Company"), entered into new indemnification undertaking agreements (each, an "Undertaking" and, collectively, the "Undertakings") with each member of its Board of Directors (the "Board") and with Michael Gray, the Company’s Chief Financial Officer. Each Undertaking replaces each existing indemnification undertaking agreement the Company previously entered into with each Board member and with its Chief Financial Officer (each, a "Prior Undertaking" and, collectively, the "Prior Undertakings").

As approved by shareholders at the Company’s May 18, 2009 Annual General Meeting, the Undertakings provide that the aggregate amount of the Company’s indemnification obligations under the Undertakings shall not exceed, during the course of the Company’s existence, fifty percent of the Company’s net assets, measured by the balance sheet of the Company last published prior to the time that notice is provided to the Company of the existence of an indemnification event. The Prior Undertakings limited the aggregate amount of the Company’s indemnification obligations to the maximum assets of the Company as permitted by law.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Appointment of New Director. On July 20, 2009, Glenda Dorchak was appointed by the Board to fill a vacancy on the Board. Ms. Dorchak’s term will expire at the Company’s Annual General Meeting of Shareholders in 2010, subject to reelection by shareholders at such time.

Pursuant to the Company’s compensation program for non-employee directors, on July 20, 2009, the Board granted Ms. Dorchak an option to purchase 57,142 ordinary shares of the Company. Ms. Dorchak will also receive compensation for service on the Company’s Board of Directors in accordance with the Company’s compensation program for non-employee directors. A description of the Company’s compensation program for non-employee directors is included in the section titled "Director Compensation" in the Company’s Definitive Proxy Statement for the 2009 Annual General Meeting of Shareholders filed with the Securities and Exchange Commission on April 9, 2009. In addition, Ms. Dorchak and the Company have entered into an Undertaking, which provides for the indemnification of Ms. Dorchak by the Company for certain financial obligations and expenses related to acts or omissions of Ms. Dorchak in her capacity as a director of the Company.

Item 8.01 Other Events.

On July 21, 2009, the Company issued a press release announcing the appointment of Ms. Dorchak to the Board. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

99.1 Press Release dated July 21, 2009.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mellanox Technologies, Ltd.

July 21, 2009	By:	/s/ Michael Gray

Name: Michael Gray
Title: Chief Financial Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated July 21, 2009